Exhibit 5.1

February 5, 2018

American Assets Trust, Inc.
11455 El Camino Real, Suite 200
San Diego, California 92130

Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
We have served as Maryland counsel to American Assets Trust, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration by the Company on a Registration Statement on Form S-3 (together with all amendments thereto, the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale of (collectively, the “Securities”): (a) shares (the “Common Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”); (b) shares (the “Preferred Shares”) of the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”); (c) depositary shares (the “Depositary Shares”) representing fractional interests in shares of Preferred Stock; (d) warrants (the “Warrants”) to purchase shares of Common Stock, Preferred Stock or Depositary Shares; (e) rights (the “Rights”) to purchase shares of Common Stock or other securities; and (f) units (the “Units”) comprised of two or more other constituent securities.
In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):
1.The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission for filing under the Securities Act;

2.The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4.A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5.Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to, among other matters, the registration and issuance of the Securities (the “Resolutions”), certified as of the date hereof by an officer of the Company;

6.A certificate executed by an officer of the Company, dated as of the date hereof; and

American Assets Trust, Inc.
February 5, 2018

7.Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:
1.Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.The issuance, and certain terms, of the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws, the Registration Statement and the Resolutions and, with respect to shares of Preferred Stock of any class or series to be issued by the Company (including any Preferred Shares, any shares of Preferred Stock deposited in connection with the issuance of any Depositary Shares and any shares of Preferred Stock that may be issued upon the conversion, exchange, exercise or redemption of any other Securities that are convertible into or exchangeable, exercisable or redeemable for shares of Preferred Stock), Articles Supplementary setting forth the number of shares and the terms of such class or series (the “Articles Supplementary”) will be filed with and accepted for record by the SDAT prior to the issuance of such shares of Preferred Stock (such approval and, if applicable, filing and acceptance for record, referred to herein as the “Corporate Proceedings”).

6.Upon the issuance of any shares of Common Stock, including any Common Shares and any shares of Common Stock that may be issued upon the conversion, exchange, exercise or redemption of any other Securities that are convertible into or exchangeable, exercisable or redeemable for shares of Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

American Assets Trust, Inc.
February 5, 2018

7.Upon the issuance of shares of Preferred Stock of any class or series, including any Preferred Shares, any shares of Preferred Stock deposited in connection with the issuance of any Depositary Shares and any shares of Preferred Stock that may be issued upon the conversion, exchange, exercise or redemption of any other Securities that are convertible into or exchangeable, exercisable or redeemable for shares of Preferred Stock, the total number of shares of Preferred Stock, and the total number of shares of Preferred Stock of such class or series, issued and outstanding will not exceed, respectively, the total number of shares of Preferred Stock, and the number of shares of such class or series of Preferred Stock, that the Company is then authorized to issue under the Charter.

8.None of the Securities will be issued, sold or transferred in violation of the restrictions on ownership and transfer set forth in Article VI of the Charter or any comparable provision in any applicable Articles Supplementary.

9.Any Securities convertible into or exercisable, exchangeable or redeemable for any other Securities will be duly converted, exercised, exchanged or redeemed in accordance with their terms.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
1.The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.Upon the completion of all Corporate Proceedings relating thereto, the issuance of the Common Shares and the Preferred Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and such Corporate Proceedings, the Common Shares and the Preferred Shares will be validly issued, fully paid and nonassessable.

3.Upon the completion of all Corporate Proceedings relating thereto, the issuance of the Depositary Shares, Warrants, Rights and Units will be duly authorized.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.
The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

American Assets Trust, Inc.
February 5, 2018

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.
Very truly yours,
/s/ Venable LLP